Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

David Strow

(702) 792-7386

davidstrow@boydgaming.com

BOYD GAMING CORPORATION ANNOUNCES REDEMPTION AND

LAUNCHES TENDER OFFER AND CONSENT SOLICITATION FOR ANY AND ALL OF

ITS $500 MILLION OUTSTANDING PRINCIPAL AMOUNT

9.125% SENIOR NOTES DUE 2018

LAS VEGAS — MAY 7, 2015 — Boyd Gaming Corporation (NYSE: BYD) announced today that it has sent a notice to the trustee for its 9.125% senior notes due 2018 (CUSIP No. 103304 BG5) (the “Notes”) to conditionally call for redemption on June 8, 2015 (the “Redemption Date”) all of the Notes then outstanding, conditioned upon the trustee’s receipt of funds in an amount sufficient to fund the repayment of all Notes outstanding on the Redemption Date. To the extent the condition to the redemption is satisfied, the Notes will be redeemed at a redemption price of 104.563% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the Redemption Date. A notice of redemption will be mailed to holders of the Notes containing information required by the terms of the indenture, dated as of November 10, 2010, (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, under which the Notes were issued.

The Company also announced today that it has commenced a cash tender offer to purchase any and all of the outstanding Notes. The Company also announced a concurrent consent solicitation for proposed amendments to the Indenture. The tender offer and the consent solicitation are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 7, 2015 (the “Offer to Purchase”). Holders that tender their Notes prior to 5:00 p.m., New York City time, on the Consent Date (as defined below) pursuant to the tender offer will be deemed to have consented to the proposed amendments to the Indenture.

The offer to purchase will expire at 5:00 p.m., New York City time, on June 5, 2015 unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes (“Holders”) must tender their Notes and provide their consents to the amendments to the Indenture prior to 5:00 p.m., New York City time, on May 21, 2015, unless extended (such time and date, as the same may be extended, the “Consent Date”), in order to receive the Total Consideration (as defined below). Holders of Notes who tender their Notes after 5:00 p.m., New York City time on the Consent Date will only receive the Tender Offer Consideration (as defined below).

The offer to purchase and the consent solicitation are subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase, including (1) the receipt by the Company of at least $500 million of gross proceeds from the public offering of $500 million aggregate principal amount of its senior notes due 2023 that the Company also announced today, on terms and conditions satisfactory to the Company, (2) that holders of at least a majority in aggregate principal amount of outstanding Notes (not owned by the Company or any of its affiliates) validly deliver, and do not validly revoke, consent to amend and supplement the Indenture to give effect to the proposed amendments, (3) that an amendment to the Indenture (the “Supplemental Indenture”) is executed by the Company and the Trustee and (4) the General Conditions (as defined in the Offer to Purchase).

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered, and not validly withdrawn, prior to 5:00 p.m., New York City time on the Consent Date and which Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase, is $1,048.13. The “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered, and not validly withdrawn, after 5:00 p.m., New York City time on the Consent Date but prior to 5:00 p.m., New York City time on the Expiration Date and which Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase, is $1,045.63. The Tender Offer Consideration is the Total Consideration minus the Consent Payment (as defined below). Holders who validly tender, and do not validly withdraw, their Notes and whose Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase, will also receive accrued and unpaid interest, and Additional Interest, if any, from the most recent interest payment date for the Notes to, but not including, the applicable settlement date. Under no circumstances will any interest be payable by the Company because of any delay in the transmission of funds to Holders by the Depositary.

The “Consent Payment” is an amount equal to $2.50 per $1,000 principal amount of Notes and will be payable only with respect to each Holder that validly tenders (and does not validly withdraw) its Notes and is deemed to have validly delivered (and does not validly revoke) its consent prior to 5:00 p.m., New York City time, on the Consent Date, and whose Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase. The Consent Payment is included in the calculation of the Total Consideration and is not in addition to the Total Consideration. Pursuant to the Offer to Purchase, the valid tender of Notes prior to 5:00 p.m., New York City time, on the Consent Date pursuant to the tender offer will be deemed to constitute the valid delivery of a consent by such Holder to all the amendments to the Indenture. Additionally, Holders may not validly deliver their consents without tendering their Notes.

Notes tendered and consents deemed delivered prior to 5:00 p.m., New York City time, on the Consent Date may be validly withdrawn and revoked, respectively, at any time until 5:00 p.m., New York City time, on the Consent Date (by following the procedures set forth in the Offer to Purchase), but may not be validly withdrawn or revoked thereafter. A valid withdrawal of tendered Notes will be deemed a valid revocation of the related consent. A consent may be revoked at any time prior to 5:00 p.m., New York City time, on the Consent Date, but a valid revocation of a consent will render a tender of the related Notes defective. Notes tendered after 5:00 p.m., New York City time, on the Consent Date may not be withdrawn, except where the Company is otherwise required by applicable law to permit the withdrawal.

The proposed amendments to the Indenture would, among other modifications, eliminate certain of the restrictive covenants in the Indenture. Holders of at least a majority in aggregate principal amount of the Notes outstanding not owned by the Company or any of its affiliates must consent to the amendments for the amendments to become operative. Holders who validly tender (and do not validly withdraw) their Notes and who are deemed to have validly delivered (and do not validly revoke) their consents prior to 5:00 p.m., New York City time, on the Consent Date, and whose Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase will receive the Consent Payment (included in the Total Consideration) if the offer is consummated. Holders will not be deemed to have delivered consents to the proposed amendments without validly tendering the related Notes in the tender offer and may not revoke their consents without withdrawing the previously tendered Notes to which they relate.

The Company has engaged J.P. Morgan as the Dealer Manager and Solicitation Agent for the offer to purchase and the consent solicitation. Persons with questions regarding the offer to purchase and the consent solicitation should contact J.P. Morgan at (800) 245-8812 (toll-free) or (212) 270-1200 (collect). Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent, by telephone at (866) 304-5477 (toll-free) or (212) 269-5550 (banks and brokers) or by email at boyd@dfking.com. The Depositary for the offer to purchase and the consent solicitation is U.S. Bank National Association. The Depositary can be contacted at (651) 466-6774.

This press release is for information purposes only and is not an offer to purchase, a solicitation of acceptance of the offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and the consent solicitation are being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase, which the Company is distributing to holders of Notes. The tender offer and the consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the redemption and tender offer. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the redemption or tender offer will not be consummated at the expected timing, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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